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Exhibit 1.1

MARKWEST ENERGY PARTNERS, L.P.

Common Units Representing Limited Partner Interests
Having an Aggregate Offering Price of up to
$600,000,000

EQUITY DISTRIBUTION AGREEMENT

November 7, 2012

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York, 10013

Ladies and Gentlemen:

        MarkWest Energy Partners, L.P., a Delaware limited partnership (the "Partnership"), and MarkWest Energy Operating Company, L.L.C., a Delaware limited liability company (the "Operating Company" and, together with the Partnership, the "MarkWest Parties") hereby confirms their agreement (this "Agreement") with Citigroup Global Markets Inc. (the "Manager") as follows:

        The Partnership owns all of the outstanding capital stock of MarkWest Hydrocarbon, Inc., a Delaware corporation ("MarkWest Hydrocarbon"), and a 1% limited liability company interest in MarkWest Energy GP, L.L.C., a Delaware limited liability company ("MarkWest Energy GP"), which serves as the sole general partner of the Partnership. MarkWest Hydrocarbon owns the remaining outstanding limited liability company interests in MarkWest Energy GP. The Partnership conducts its business through the Operating Company, as well as through the other entities identified on Exhibit 21.1 of the Partnership's annual report on Form 10-K for the year ended December 31, 2011, Ohio Gathering Company, L.L.C., a Delaware limited liability company, Mule Tracts, L.L.C., a Delaware limited liability company, MarkWest Ohio Fractionation Company, L.L.C., a Delaware limited liability company, MarkWest Liberty Bluestone, L.L.C. ("Bluestone LLC"), a Delaware limited liability company and MarkWest Mariner Pipeline, L.L.C., a Delaware limited liability company (the Operating Company and such other entities, other than MarkWest Energy Finance Corporation, a Delaware corporation ("Finance Corp"), are collectively referred to herein as the "Subsidiaries"). The Partnership and the Subsidiaries are collectively referred to as the "MarkWest Entities."

        1.    Description of Units.    The Partnership proposes to issue and sell through or to the Manager, as sales agent and/or principal, common units representing limited partner interests in the Partnership ("Common Units"), having an aggregate gross sales price of up to $600,000,000 (the "Units"), from time to time during the term of this Agreement and on the terms set forth in Section 3 of this Agreement. For the avoidance of doubt, the term Units as used in this Agreement refers only to the Common Units to be sold pursuant to this Agreement. For purposes of selling the Units through the Manager, the Partnership hereby appoints the Manager as the exclusive agent of the Partnership for the purpose of soliciting purchases of the Units from the Partnership pursuant to this Agreement and the Manager agrees to use its reasonable efforts to solicit purchases of the Units on the terms and subject to the conditions stated herein. The Partnership agrees that whenever it determines to sell the Units directly to the Manager as principal, it will enter into a separate agreement (each, a "Terms Agreement") in substantially the form of Annex I hereto, relating to such sale in accordance with Section 3 of this Agreement. Certain terms used herein are defined in Section 19 hereof.

        2.    Representations and Warranties.    The MarkWest Parties, jointly and severally, represent and warrant to, and agree with, the Manager at the Execution Time and on each such time the following representations and warranties are repeated or deemed to be made pursuant to this Agreement, as set forth below.

          (a)    Form S-3.    The Partnership meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement (File Number 333-184482) on Form S-3, including a related Base Prospectus, for registration of the offering and sale of the Common Units, including the Units, under the Act, and such Registration Statement, including any amendments thereto filed prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made, has become effective. The Partnership has filed with the Commission the Prospectus Supplement relating to the Units in accordance with Rule 424(b). As filed, the Prospectus contains all information required by the Act and the rules thereunder, and, except to the extent the Manager shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Manager prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made. The Registration Statement, at the Execution Time, at each such time this representation is repeated or deemed to be made, and at all times during which a prospectus is required by the Act to be delivered (whether physically deemed to be delivered pursuant to Rule 153, or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Units, met or will meet the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

          (b)    Successor Registration Statement.    To the extent that the Registration Statement is not available for the sales of the Units as contemplated by this Agreement, the Partnership shall file a new registration statement with respect to any additional Common Units necessary to complete such sales of the Units and shall cause such registration statement to become effective as promptly as practicable. After the effectiveness of any such registration statement (or any other successor registration statement with respect to the offering and sale of the Units), all references to "Registration Statement" included in this Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, and all references to "Base Prospectus" included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in any such registration statement at the time such registration statement became effective.

          (c)    No Material Misstatements or Omissions in the Registration Statement or Prospectus.    On each Effective Date, at the Execution Time, at each Applicable Time, at each Settlement Date and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153, or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Units, the Registration Statement complied and will comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b), at the Execution Time, at each Applicable Time, on each Settlement Date and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153, or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Units, the Prospectus (together with any supplement thereto) complied and will comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder and did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the MarkWest Parties make no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the MarkWest Parties by the Manager specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

          (d)    Disclosure Package.    At the Execution Time, at each Applicable Time and at each Settlement Date, the Disclosure Package does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Partnership by the Manager specifically for use therein.

          (e)    Status as Ineligible Issuer.    For purposes of each offering of the Units pursuant to transactions under this Agreement that are not firm commitment underwritings, the Partnership will be an "ineligible issuer" (as defined in Rule 405 of the Act) as of each relevant eligibility determination date for purposes of Rules 164 and 433 under the Act.

          (f)    Issuer Free Writing Prospectus.    Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Partnership by the Manager specifically for use therein.

          (g)    No Stop Orders.    The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Act, and the Partnership is not the subject of a pending proceeding under Section 8A of the Act in connection with the offering of the Units.

          (h)    Formation and Due Qualification of the Partnership.    The Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (the "Delaware LP Act") with full partnership power and authority to own or lease its properties and to conduct its business in all material respects as described in the Disclosure Package and the Prospectus. The Partnership is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not, individually or in the aggregate, (i) have a material adverse effect on the business, prospects, financial condition or results of operations of the MarkWest Entities, taken as a whole ("Material Adverse Effect"), or (ii) subject the limited partners of the Partnership to any material liability or disability.

          (i)    Formation and Due Qualification of the Subsidiaries.    Each of the Subsidiaries (other than Bright Star Partnership, a Texas general partnership ("Bright Star"), and Wirth Gathering, an Oklahoma general partnership ("Wirth Gathering")) has been duly formed and is validly existing in good standing as a corporation or limited liability company, as the case may be, under the Delaware General Corporation Law (the "DGCL"), the Delaware Limited Liability Company Act (the "Delaware LLC Act"), the Texas Business Organizations Code ("TBOC"), the Michigan Limited Liability Company Act (the "Michigan LLC Act") or the Oklahoma Limited Liability Company Act (the "Oklahoma LLC Act"), as applicable. Each of Bright Star and Wirth Gathering has been duly formed and is validly existing as a general partnership under the laws of the State of Texas and the State of Oklahoma, respectively. Each Subsidiary has full corporate, limited liability company or partnership power, as the case may be, and authority to own or lease its properties and to conduct its business, in each case in all material respects as described in the Disclosure Package and the Prospectus. Each Subsidiary is duly registered or qualified as a foreign corporation, limited liability company or partnership, as the case may be, for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not, individually or in the aggregate, have a Material Adverse Effect.

          (j)    General Partner of the Partnership.    MarkWest Energy GP is the sole general partner of the Partnership with all necessary limited liability company power and authority to act as the general partner of the Partnership.

          (k)    Capitalization of the Partnership.    As of the date hereof, the issued and outstanding limited partner interests of the Partnership consist of 117,594,365 Common Units, 22,640,000 Class A Units and 19,954,389 Class B Units as such terms are defined in the Third Amended and Restated Agreement of Limited Partnership of the Partnership (as the same has been and may be amended or restated at or prior to the date hereof, the "Partnership Agreement"). All outstanding Common Units, Class A Units and Class B Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act and as otherwise described in the Prospectus). As of the date hereof, MarkWest Hydrocarbon owns 8,900,000 Class A Units and (ii) MarkWest Energy GP owns 13,740,000 Class A Units, in each case free and clear of all liens, encumbrances, security interests, equities, charges or claims ("Liens"), except as may arise under the Amended and Restated Credit Agreement dated as of July 1, 2010, as supplemented by the Joinder Agreement dated July 29, 2010 and the Joinder Agreement dated June 15, 2011 and as amended by the First Amendment thereto dated as of September 7, 2011, the Second Amendment thereto dated as of December 29, 2011 and the Third Amendment thereto dated as of June 29, 2012 (as so supplemented and amended, the "Credit Agreement") among the Partnership, Wells Fargo Bank, National Association, as administrative agent, RBC Capital Markets Corporation, as syndication agent, and the other parties named therein, or as described in the Disclosure Package and the Prospectus.

          (l)    Due Authorization and Valid Issuance of Units.    At each Settlement Date and each Time of Delivery hereunder, the Units to be sold by the Partnership and the limited partner interests represented thereby will be duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Manager against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act).

          (m)    Capitalization of Subsidiaries.    The issued and outstanding membership interests, general partner interests and capital stock, as applicable, of each Subsidiary (i) have been duly authorized and validly issued in accordance with its partnership agreement or limited liability company agreement (collectively with the Partnership Agreement, the "Constituent Agreements"), the certificate of formation or conversion, certificate or articles of incorporation, bylaws or other constituent document (collectively with the Constituent Agreements and the Certificate of Limited Partnership of the Partnership, the "Constituent Documents"), as applicable, (ii) are fully paid (to the extent required under the Constituent Agreements) and (iii) are non-assessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of each of the Delaware LP Act, Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act, Sections 2033 and 2035 of the Oklahoma LLC Act, Section 101.206 of the TBOC or Section 450.4308 of the Michigan LLC Act, as applicable).

          (n)    Ownership of the Subsidiaries.    The Partnership directly or indirectly owns the partnership interests, membership interests and capital stock, as applicable, in the Subsidiaries as described in the Disclosure Package and in the Prospectus, in each case free and clear of all Liens, except as may arise under the Credit Agreement or as described in the Disclosure Package and the Prospectus.

          (o)    No Other Subsidiaries.    Other than equity interests in Finance Corp and equity interests in the Subsidiaries, as of the date hereof and at each Settlement Date and each Time of Delivery hereunder, none of the MarkWest Entities owns and none will own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

          (p)    Preemptive Rights.    Except as may arise under the Credit Agreement or as described in the Disclosure Package and the Prospectus or in the Constituent Documents, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any capital stock of or partnership or membership interests in any of the MarkWest Entities. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership, other than as have been waived or deemed waived. Except as described in the Disclosure Package and the Prospectus, there are no outstanding options or warrants to purchase any capital stock of, or partnership or membership interests in, any MarkWest Entity.

          (q)    Authority and Authorization.    The Partnership has all requisite power and authority to issue, sell and deliver the Units to be sold by it hereunder, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, the Disclosure Package and the Prospectus. At each Settlement Date and each Time of Delivery hereunder, all corporate, partnership and limited liability company action, as the case may be, required to be taken by the MarkWest Entities or any of their stockholders, partners or members for the authorization, issuance, sale and delivery of the Units to be sold by the Partnership hereunder and the consummation of the transactions contemplated by this Agreement, shall have been duly and validly taken.

          (r)    Authorization of Agreement.    This Agreement has been duly authorized, validly executed and delivered by each of the MarkWest Parties, and constitutes the valid and legally binding agreement of each of the MarkWest Parties.

          (s)    Constituent Agreements.    The Constituent Agreements have been duly authorized, executed and delivered by the parties thereto, and are valid and legally binding agreements of such parties, enforceable against such parties in accordance with their respective terms; provided that with respect to each such agreement, the enforceability thereof may be limited by (A) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

          (t)    No Conflicts.    None of the offering, issuance and sale by the Partnership of the Units to be sold by it hereunder, the execution, delivery and performance of this Agreement by either of the MarkWest Parties, or the consummation by the MarkWest Parties of the transactions contemplated hereby (i) conflicts or will conflict with or constitutes or will constitute a violation of the Constituent Documents of the MarkWest Entities, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the MarkWest Entities is a party or by which any of them or any of their respective properties may be bound, (iii) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the MarkWest Entities or any of their properties in a proceeding to which any of them or their property is a party or (iv) results or will result in the creation or imposition of any Lien upon any property or assets of any of the MarkWest Entities, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (ii), (iii) or (iv), would, individually or in the aggregate, have a Material Adverse Effect.

          (u)    No Consents Required.    No permit, consent, approval, authorization, order, registration, filing or qualification ("consent") of or with any court, governmental agency or body having jurisdiction over the MarkWest Parties or any of their respective properties is required for the offering, issuance and sale by the Partnership of the Units to be sold by it hereunder in connection with the execution, delivery and performance of this Agreement by either of the MarkWest Parties or the consummation by the Partnership of the transactions contemplated by this Agreement, except (i) for such consents required under the Act, the Exchange Act and state securities or "Blue Sky" laws, (ii) for such consents that have been, or prior to each Settlement Date and each Time of Delivery hereunder will be, obtained and (iii) for such consents that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect.

          (v)    No Violation or Default.    None of the MarkWest Entities is in (i) violation of its Constituent Documents, as applicable, (ii) violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it or (iii) breach, default (or an event that, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation in the case of clause (ii) or (iii) would, if continued, have a Material Adverse Effect or could materially impair the ability of the Partnership to perform its obligations under this Agreement. To the knowledge of the MarkWest Parties, no third party to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the MarkWest Entities is a party or by which any of them is bound or to which any of their properties is subject, is in default under any such agreement, which breach, default or violation would, if continued, have a Material Adverse Effect.

          (w)    Conformity of Units.    The Units, when issued and delivered against payment therefor as provided herein, will conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus.

          (x)    Independent Registered Public Accounting Firm.    Deloitte & Touche LLP, which has certified certain financial statements of the Partnership and delivered its opinion with respect to certain audited financial statements and schedules included or incorporated by reference in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus (or any amendment or supplement thereto), is an independent registered public accounting firm with respect to the Partnership within the meaning of the Act and the Rules and Regulations and the rules of the Public Company Accounting Oversight Board.

          (y)    Financial Statements.    The historical financial statements (including the related notes and supporting schedules) included in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus (and any amendment or supplement thereto) present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods to which they apply and have been prepared in accordance with accounting principles generally accepted in the United States consistently applied throughout the periods involved, except to the extent disclosed therein. No other financial statements are required by the Act or the Exchange Act to be included in the Disclosure Package or the Prospectus. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission's rules and guidelines applicable thereto. Each "forward-looking statement" included or incorporated by reference in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus (and any amendment or supplement thereto), if any, has been made or reaffirmed with a reasonable basis and in good faith.

          (z)    Statistical and Market Data.    Nothing has come to the attention of the MarkWest Parties that has caused the MarkWest Parties to believe that the statistical and market-related data included or incorporated by reference in the most recent Preliminary Prospectus and the Prospectus are not based on or derived from sources that are reliable and accurate in all material respects.

          (aa)    Certain Relationships.    Except as described in the Disclosure Package and the Prospectus, no relationship, direct or indirect, exists between or among the MarkWest Parties, on the one hand, and the directors, officers, unitholders, customers or suppliers of either of the MarkWest Parties, on the other hand, that is required to be described in the Disclosure Package or the Prospectus that is not so described.

          (bb)    No Material Adverse Change.    Except as disclosed in the Disclosure Package and the Prospectus, none of the MarkWest Entities has sustained, since the date of the latest audited financial statements included in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Disclosure Package and the Prospectus. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, subsequent to the respective dates as of which such information is given in the Registration Statement, the Disclosure Package and the Prospectus, (i) none of the MarkWest Entities has incurred any liability or obligation, indirect, direct or contingent, or entered into any transactions, not in the ordinary course of business, that, individually or in the aggregate, is material to the MarkWest Entities, taken as a whole, (ii) there has not been any material change in the capitalization, or material increase in the short-term debt or long-term debt, of the MarkWest Entities, taken as a whole and (iii) there has not been any material adverse change, or any development involving or that may reasonably be expected to involve, individually or in the aggregate, a prospective material adverse change in or affecting the business, prospects, properties, management, condition (financial or other), partners' capital, net worth or results of operations of the MarkWest Entities, taken as a whole.

          (cc)    Legal Proceedings; Filing of Exhibits.    There are no legal or governmental proceedings pending or, to the knowledge of the MarkWest Parties, threatened against any of the MarkWest Entities, or to which any of the MarkWest Entities is a party, or to which any of their respective properties is subject, that are required to be described in the Registration Statement, the Disclosure Package or the Prospectus but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Rules and Regulations.

          (dd)    Title to Properties.    The MarkWest Entities have good and indefeasible title to all real property and good title to all personal property described in the Disclosure Package and the Prospectus as owned by the MarkWest Entities, free and clear of all Liens, except such Liens as (i) do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the MarkWest Entities, (ii) could not reasonably be expected to have a Material Adverse Effect or (iii) are described, and subject to the limitations contained, in the Disclosure Package and the Prospectus.

          (ee)    Rights-of-Way.    Each of the MarkWest Entities has such consents, easements, rights-of-way, permits or licenses (collectively, "rights-of-way") from each person as are necessary to conduct its business in the manner described, and subject to the limitations contained, in the Disclosure Package and the Prospectus, except for (i) qualifications, reservations and encumbrances that would not have a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; other than as set forth, and subject to the limitations contained, in the Disclosure Package and the Prospectus, each of the MarkWest Entities has fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not have a Material Adverse Effect; and, except as described in the Disclosure Package and the Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the MarkWest Entities, taken as a whole.

          (ff)    Permits.    Each of the MarkWest Entities has, and at each Settlement Date and each Time of Delivery hereunder will have, such permits, consents, licenses, franchises, certificates and authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities ("permits") as are necessary to own its properties and to conduct its business in the manner described in the Registration Statement, the Disclosure Package and the Prospectus, subject to such qualifications as may be set forth in the Registration Statement, the Disclosure Package and the Prospectus and except for such permits that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect and except for any permits that are of a routine or administrative nature that are expected in the reasonable judgment of MarkWest Energy GP to be obtained, as necessary, in the ordinary course of business subsequent to the date hereof; each of the MarkWest Entities has fulfilled and performed all its material obligations with respect to such permits that are due to have been fulfilled and performed by such date in the manner described, and subject to the limitations contained, in the Registration Statement, the Disclosure Package and the Prospectus and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such permit, except for such revocations, terminations and impairments that would not, individually or in the aggregate, have a

  Material Adverse Effect; and, except as described in the Registration Statement, the Disclosure Package and the Prospectus, none of such permits contains any restriction that is materially burdensome to the MarkWest Entities, taken as a whole.

          (gg)    Books and Records; Accounting Controls.    Except as described in the Disclosure Package and the Prospectus, the Partnership (i) makes and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect transactions and dispositions of assets and (ii) maintains effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (C) access to assets is permitted only in accordance with management's general or specific authorization and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (hh)    Disclosure Controls and Procedures.    (i) The Partnership has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports it files or will file or submit under the Exchange Act, as applicable, is accumulated and communicated to management of the Partnership including its respective principal executive officers and principal financial officers, as appropriate, to allow such officers to make timely decisions regarding required disclosure and (iii) except as described in the Disclosure Package and the Prospectus, such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

          (ii)    No Adverse Changes in Internal Controls.    Since the date of the most recent balance sheet of the Partnership and its consolidated subsidiaries audited by Deloitte & Touche LLP, the Partnership has not been advised of (i) any significant deficiencies in the design or operation of internal controls that could adversely affect the Partnership's ability to record, process, summarize and report financial data, or any material weaknesses in internal controls except as described in the Disclosure Package and the Prospectus or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Partnership's internal controls.

          (jj)    Sarbanes-Oxley Act of 2002.    There is and has been no failure on the part of the MarkWest Parties or any of the directors or officers of MarkWest Energy GP, in their capacities as such, to comply in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

          (kk)    Tax Returns.    Each of the MarkWest Entities has filed (or has obtained extensions with respect to) all material federal, state and foreign income and franchise tax returns required to be filed through the date hereof, which returns are complete and correct in all material respects, and has timely paid all taxes shown to be due, if any, pursuant to such returns, other than those (i) that are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles or (ii) that, if not paid, would not have a Material Adverse Effect.

          (ll)    Investment Company.    None of the MarkWest Entities is now, and after sale of the Units to be sold by the Partnership hereunder and application of the net proceeds from such sale as described in the Disclosure Package and the Prospectus under the caption "Use of Proceeds," none of the MarkWest Entities will be, an "investment company" or a company "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (mm)    Environmental Compliance.    Except as described in the Disclosure Package and the Prospectus, the MarkWest Entities (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety and the environment or imposing liability or standards of conduct concerning any Hazardous Material (as hereinafter defined) ("Environmental Laws"), (ii) have received all permits required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permit and (iv) do not have any liability in connection with the release into the environment of any Hazardous Materials (as defined below), except where such noncompliance with Environmental Laws, failure to receive required permits, or failure to comply with the terms and conditions of such permits or liability in connection with such releases would not, individually or in the aggregate, have a Material Adverse Effect. The term "Hazardous Material" means (A) any "hazardous substance" as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any "hazardous waste" as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

          (nn)    No Labor Dispute.    No labor dispute with the employees of the MarkWest Entities exists or, to the knowledge of the MarkWest Parties, is imminent or threatened that is reasonably likely to result in a Material Adverse Effect.

          (oo)    Insurance.    The MarkWest Entities maintain insurance covering the properties, operations, personnel and businesses of the MarkWest Entities against such losses and risks as are reasonably adequate to protect them and their businesses in a manner consistent with other businesses similarly situated. None of the MarkWest Entities has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance, and all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force at each Settlement Date and each Time of Delivery.

          (pp)    Litigation.    Except as described in the Disclosure Package and the Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the MarkWest Parties, threatened, to which any of the MarkWest Entities is or may be a party or to which the business or property of any of the MarkWest Entities is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or, to the knowledge of the MarkWest Parties, proposed by any governmental agency and (iii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the MarkWest Entities is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, is reasonably likely to (A) individually or in the aggregate, have a Material Adverse Effect, (B) prevent or result in the suspension of the offering and issuance of the Units, or (C) in any manner draw into question the validity of this Agreement.

          (qq)    NYSE Listing.    The Units have been approved for listing on the New York Stock Exchange (the "NYSE"), subject only to official notice of issuance.

          (rr)    No Stabilization.    Except as stated in this Agreement, any Terms Agreement and the Prospectus, the Partnership has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Units to facilitate the sale or resale of the Units.

          (ss)    Significant Subsidiaries.    As of the date hereof, the Partnership has no subsidiaries other than the Operating Company, MarkWest Javelina Company, L.L.C., a Texas limited liability company, MarkWest Liberty Midstream & Resources, L.L.C., a Delaware limited liability company ("Liberty LLC"), MarkWest Energy Appalachia, L.L.C., a Delaware limited liability company ("Appalachia LLC"), MarkWest Oklahoma Gas Company, L.L.C., an Oklahoma limited liability company ("Oklahoma LLC"), MarkWest Energy East Texas Gas Company, L.L.C., a Delaware limited liability company, and Bluestone LLC (collectively, the "Significant Subsidiaries"), which, individually or considered as a whole, would be deemed to be a significant subsidiary (as such term is defined in Rule 405 under the Act).

          (tt)    No Unlawful Payments.    None of the Partnership or any of the MarkWest Entities that are, directly or indirectly, wholly owned by the Partnership (the Partnership and such entities, collectively, the "Wholly Owned Entities") nor any officer or director of the Wholly Owned Entities, nor, to the knowledge of the Partnership, any agent, employee or other person associated with or acting on behalf of any of the Wholly Owned Entities has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 or any other applicable anti-corruption law to which they may be subject or (iv) made, offered, authorized or approved any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; each of the Wholly Owned Entities has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws as are applicable to the MarkWest Entities.

          (uu)    No Restrictions on Subsidiaries.    Except as set forth in the Constituent Documents, the First Supplemental Indenture dated as of November 2, 2010 by and among the Partnership, Finance Corp, the subsidiary guarantors referred to therein and Wells Fargo Bank, N.A., as trustee (the "Trustee"), as amended and supplemented, the Second Supplemental Indenture dated as of February 24, 2011 by and among the Partnership, Finance Corp, the subsidiary guarantors referred to therein and the Trustee, as amended and supplemented, the Fifth Supplemental Indenture dated as of November 3, 2011 by and among the Partnership, Finance Corp, the subsidiary guarantors named therein and the Trustee, as amended and supplemented, the Eighth Supplemental Indenture dated as of August 10, 2012 by and among the Partnership, Finance Corp, the subsidiary guarantors named therein and the Trustee, as amended and supplemented, the Indenture dated April 15, 2008 by and among the Partnership, Finance Corp, the subsidiary guarantors named therein and the Trustee, as amended and supplemented, and the Credit Agreement or as described in the Prospectus, no Subsidiary is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Partnership, from making any other distribution on such Subsidiary's capital stock or equity interest, from repaying to the Partnership any loans or advances to such Subsidiary from the Partnership or from transferring any of such Subsidiary's properties or assets to the Partnership or any other Subsidiary of the Partnership.

          (vv)    Money Laundering Laws.    The operations of the Wholly Owned Entities are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions where the Wholly Owned Entities conduct business and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Money Laundering Laws"). No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Wholly Owned Entities with respect to the Money Laundering Laws is pending or, to the knowledge of the Partnership, threatened.

          (ww)    OFAC.    None of the Wholly Owned Entities nor, to the knowledge of the Partnership, any director, officer, agent, affiliate or employee of the Wholly Owned Entities is currently the subject of sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"). The Wholly Owned Entities will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose by the Wholly Owned Entities of funding or facilitating any activities or business of or with any person or entity, or in any country or territory, that is the subject of sanctions administered by OFAC.

          (xx)    Regulation M.    The Common Units are an "actively-traded security" exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

          (yy)    Sales Agency Agreements.    The Partnership has not entered into any other sales agency agreements or other similar arrangements with any agent or any other representative in respect of at the market offerings of the Units in accordance with Rule 415(a)(4) of the Act.

          (zz)    Brokers.    Other than the compensation pursuant to Section 3 of this Agreement or any Terms Agreement, there is no broker, finder or other party that is entitled to receive from the Partnership any brokerage or finder's fee or other fee or commission as a result of any transactions contemplated by this Agreement.

        Any certificate signed by any officer of the either of the MarkWest Parties and delivered to the Manager or counsel for the Manager in connection with this Agreement or any Terms Agreement shall be deemed a representation and warranty by such MarkWest Party, as to matters covered thereby, to the Manager.

        3.    Sale and Delivery of Units.

          (a)   Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership agrees to issue and sell Units from time to time through the Manager, acting as sales agent, and the Manager agrees to use its reasonable efforts to sell, as sales agent for the Partnership, the Units on the following terms.

            (i)    The Units are to be sold on a daily basis or otherwise as shall be agreed to by the Partnership and the Manager on any day that (A) is a trading day for the NYSE, (B) the Partnership has instructed the Manager by telephone (confirmed promptly by electronic mail) to make such sales and (C) the Partnership has satisfied its obligations under Section 6 of this Agreement. The Partnership will designate the maximum amount of the Units to be sold by the Manager daily as agreed to by the Manager (in any event not in excess of the amount available for issuance under the Prospectus and the currently effective Registration Statement) and the minimum price per Unit at which such Units may be sold. Subject to the terms and conditions hereof, the Manager shall use its reasonable efforts to sell on a particular day all of the Units designated for the sale by the Partnership on such day. The gross sales price of the Units sold under this Section 3(a) shall be the market price of the Partnership's Common Units sold by the Manager under this Section 3(a) on the NYSE at the time of sale of such Units.

            (ii)   The MarkWest Parties acknowledge and agree that (A) there can be no assurance that the Manager will be successful in selling the Units, (B) the Manager will incur no liability or obligation to the Partnership or any other person or entity if it does not sell Units for any reason other than a failure by the Manager to use its reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Units as required under this Agreement, and (C) the Manager shall be under no obligation to purchase Units on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by the Manager and the MarkWest Parties.

            (iii)  The Partnership shall not authorize the issuance and sale of, and the Manager shall not be obligated to use its reasonable efforts to sell, any Units not approved for sale by the Board of Directors of MarkWest Energy GP (the "Board"), or an Officer of MarkWest Energy GP duly authorized by the Board, and notified by such duly authorized officer to the Manager in writing. The Partnership or the Manager may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail), suspend the offering of the Units for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties' respective obligations with respect to the Units sold hereunder prior to the giving of such notice.

            (iv)  The Manager hereby covenants and agrees not to make any sales of the Units on behalf of the Partnership, pursuant to this Section 3(a), other than (A) by means of ordinary brokers' transactions between members of the NYSE that qualify for delivery of a Prospectus to the NYSE in accordance with Rule 153 under the Act (such transactions are hereinafter referred to as "Continuous Offerings") and (B) such other sales of the Units on behalf of the Partnership in its capacity as agent of the Partnership as shall be agreed by the Partnership and the Manager pursuant to a Terms Agreement.

            (v)   The compensation to the Manager for sales of the Units with respect to which the Manager acts as sales agent under this Agreement shall be up to 2.0% of the gross sales price of the Units sold pursuant to this Section 3(a) of this Agreement and payable as described in the succeeding subsection (vi) below. The foregoing rate of compensation shall not apply when the Manager acts as principal, in which case the Partnership may sell Units to the Manager as principal at a price agreed upon at the relevant Applicable Time pursuant to a Terms Agreement. The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales (the "Transaction Fees"), shall constitute the net proceeds to the Partnership for such Units (the "Net Proceeds").

            (vi)  The Manager shall provide written confirmation (which may be by facsimile or electronic mail) to the Partnership following the close of trading on the NYSE each day in which the Units are sold under this Section 3(a) setting forth the number of the Units sold on such day, the aggregate gross sales proceeds and the Net Proceeds to the Partnership, and the compensation payable by the Partnership to the Manager with respect to such sales. Such compensation shall be set forth and invoiced in periodic statements from the Manager to the Partnership, with payment to be made by the Partnership promptly after its receipt thereof.

            (vii) Settlement for sales of the Units pursuant to this Section 3(a) will occur on the third business day following the date on which such sales are made (each such day, a "Settlement Date"). On each Settlement Date, the Units sold through the Manager for settlement on such date shall be issued and delivered by the Partnership to the Manager against payment of the aggregate gross sales proceeds less any Transaction Fees for the sale of such Units. Settlement for all such Units shall be effected by free delivery of the Units to the Manager's account at The Depository Trust Company ("DTC") in return for payments in same day funds delivered to the Partnership by federal funds wire transfer to the account designated by the Partnership. If the Partnership or its transfer agent (if applicable) shall default on its obligation to deliver the Units on any Settlement Date, the Partnership shall (A) indemnify and hold the Manager harmless against any loss, claim or damage arising from or as a result of such default by the Partnership and (B) pay the Manager any compensation to which it would otherwise be entitled absent such default. If the Manager breaches this Agreement by failing to deliver the aggregate gross sales proceeds less any Transaction Fees to the Partnership on any Settlement Date for the Units delivered by the Partnership, the Manager will pay the Partnership interest based on the effective overnight federal funds rate on such unpaid amount less any compensation due to the Manager.

            (viii)  At each Applicable Time, Settlement Date and Representation Date (as defined in Section 4(k)), the Partnership shall be deemed to have affirmed each representation and warranty contained in this Agreement as if such representation and warranty were made as of such date other than those representations and warranties made of a specific date as specified herein, but modified to incorporate the disclosures contained in the Registration Statement and the Prospectus as amended as of such date. Any obligation of the Manager to use its reasonable efforts to sell the Units on behalf of the Partnership shall be subject to the continuing accuracy of the representations and warranties of the Partnership herein (as modified in the manner described above), to the performance by the Partnership of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

          (b)   If the Partnership wishes to issue and sell the Units pursuant to this Agreement but other than as set forth in Section 3(a) of this Agreement (each, a "Placement"), it will notify the Manager of the proposed terms of such Placement. If the Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Partnership wishes to accept amended terms, the Manager and the Partnership will enter into a Terms Agreement setting forth the terms of such Placement. The terms set forth in a Terms Agreement will not be binding on the Partnership or the Manager unless and until the Partnership and the Manager have each executed such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

          (c)   Each sale of the Units to the Manager shall be made in accordance with the terms of this Agreement and, if applicable, a Terms Agreement, which will provide for the sale of such Units to, and the purchase thereof by, the Manager. A Terms Agreement may also specify certain provisions relating to the reoffering of such Units by the Manager. The commitment of the Manager to purchase the Units pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Partnership herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the number of the Units to be purchased by the Manager pursuant thereto, the price to be paid to the Partnership for such Units, any provisions relating to rights of, and default by, underwriters acting together with the Manager in the reoffering of the Units, and the time and date (each such time and date being referred to herein as a "Time of Delivery") and place of delivery of and payment for such Units. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants' letters and officers' certificates pursuant to Section 6 of this Agreement and any other information or documents required by the Manager.

          (d)   Under no circumstances shall the number and aggregate amount of the Units sold pursuant to this Agreement and any Terms Agreement exceed (i) the aggregate amount set forth in Section 1, (ii) the number of Common Units available for issuance under the currently effective Registration Statement or (iii) the number and aggregate amount of the Units authorized from time to time to be issued and sold under this Agreement by the Board, or a duly authorized committee thereof, and notified to the Manager in writing.

          (e)   If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Units, it shall promptly notify the other party and sales of the Units under this Agreement and any

  Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

        4.    Agreements.    The MarkWest Parties agree with the Manager that:

          (a)   During any period when the delivery of a prospectus relating to the Units is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Act, the Partnership will advise the Manager promptly of any amendment or supplement to the Registration Statement or the Prospectus which is proposed to be filed (other than any amendment or supplement which does not relate to the sale of the Units and not including any reports or documents and any preliminary or definitive proxy or information statement required to be filed by the Partnership with the Commission in order to comply with the Exchange Act) and to provide the Manager with a reasonable opportunity to review the same. The Partnership has properly completed the Prospectus, in a form approved by the Manager, and filed such Prospectus, as amended at the Execution Time, with the Commission pursuant to the applicable paragraph of Rule 424(b) by the Execution Time and will cause any supplement to the Prospectus to be properly completed, and will file such supplement with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed thereby and will provide evidence satisfactory to the Manager of such timely filing. The Partnership will promptly advise the Manager (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement relating to the Units shall have been filed with the Commission, (ii) when, during any period when the delivery of a prospectus (whether physically, deemed to be delivered pursuant to Rule 153, or through compliance with Rule 172 or any similar rule) is required under the Act in connection with the offering or sale of the Units, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement relating to the Units, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Partnership will use its reasonable efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable efforts to have such amendment or new registration statement declared effective as soon as practicable.

          (b)   If, at any time on or after an Applicable Time but prior to the related Settlement Date or Time of Delivery, any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Partnership will (i) notify promptly the Manager so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to the Manager in such quantities as the Manager may reasonably request.

          (c)   During any period when the delivery of a prospectus relating to the Units is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Act, if any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Prospectus, the Partnership promptly will (i) notify the Manager of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 4, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its reasonable efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to the Manager in such quantities as the Manager may reasonably request.

          (d)   As soon as practicable, the Partnership will make generally available to its security holders and to the Manager an earnings statement or statements of the Partnership and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

          (e)   The Partnership will make available to the Manager, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by the Manager or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Manager may reasonably request. The Partnership will pay the expenses of printing or other production of all documents relating to the offering.

          (f)    The Partnership will arrange, if necessary, for the qualification of the Units for sale under the laws of such jurisdictions as the Manager may designate and will maintain such qualifications in effect so long as required for the distribution of the Units; provided that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject.

          (g)   Each of the Partnership and the Manager agree that it has not made and will not make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a "free writing prospectus" (as defined in Rule 405) required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule I hereto. Any such free writing prospectus consented to by the Manager or the Partnership is hereinafter referred to as a "Permitted Free Writing Prospectus." The Partnership agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

          (h)   At any time that sales of the Units have been made but not settled or at any time the Partnership has outstanding with the Manager any instructions to sell the Units but such instructions have not been fulfilled or cancelled, the Partnership will not, without giving the Manager at least three Business Days prior written notice specifying the nature of the proposed transaction and the date of such proposed transaction, (i) offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Partnership or any of its controlled affiliates), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any Common Units or any securities that are convertible into, or exercisable or exchangeable for, or that represent the right to receive, Common Units or publicly announce an intention to effect any such transaction, or (ii) grant any options or warrants to purchase Common Units; provided, however, (A) the Partnership may issue the Units pursuant to this Agreement or any Terms Agreement; (B) the Partnership may file a registration statement on Form S-8 or issue and sell Common Units or securities convertible into or exchangeable for Common Units pursuant to any long-term incentive plan, employee unit option plan, unit ownership plan or dividend reinvestment plan of the Partnership (or adopted by MarkWest Energy GP) in effect at the Applicable Time; and (C) the Partnership may issue or deliver Common Units issuable upon the conversion, vesting or exercise of securities (including long-term incentive plan awards, options and warrants) outstanding at the Applicable Time. In the event that notice of a proposed sale is provided by the Partnership pursuant to this Section 4(h), the Manager may (and shall if requested by the Partnership) suspend activity under this program for such period of time as may be requested by the Partnership or as may be deemed appropriate by the Manager.

          (i)    The Partnership will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the Price of the Common Units to facilitate the sale or resale of the Units.

          (j)    The Partnership will, at any time during the term of this Agreement, as supplemented from time to time, advise the Manager immediately after it shall have received notice or obtain knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Manager pursuant to Section 6 herein.

          (k)   On November 12, 2012 (the "First Representation Date"), upon the recommencement of the offering of the Units under this Agreement following the termination of a suspension of sales hereunder, and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than an amendment or supplement effected by the filing with the Commission of any document incorporated by reference therein which shall be subject to the provisions of clauses (ii) and (iv) below, any prospectus supplement filed pursuant to Rule 424 pursuant to Section 4(y) hereof or a prospectus supplement relating solely to the offering of securities other than the Units), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than the Partnership's Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 or any Current Report on Form 8-K of the Partnership, unless the Manager shall otherwise reasonably request following the filing of such Current Report on Form 8-K), (iii) the Units are delivered to the Manager as principal at the Time of Delivery pursuant to a Terms Agreement, or (iv) otherwise as the Manager may reasonably request and upon reasonable advance notice to the Partnership (such recommencement date and each such date referred to in subsection (i), (ii), (iii) and (iv) herein, each a "Representation Date"), the Partnership shall furnish or cause to be furnished to the Manager forthwith a certificate dated and delivered on the Representation Date, in form satisfactory to the Manager to the effect that the statements contained in the certificate referred to in Section 6(e) hereof which were last furnished to the Manager are true and correct as of such Representation Date, as though made at and as of such time (except that such certificate shall state that such statements (including with respect to the representations and warranties contained herein) shall be deemed modified to incorporate the disclosures contained in the Registration Statement and the Prospectus, in each case as amended or supplemented as of such date) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(e), modified as described immediately above to the time of delivery of such certificate.

          (l)    On the First Representation Date and on each Representation Date thereafter, the Partnership shall furnish or cause to be furnished forthwith to the Manager and to counsel to the Manager a written opinion of Vinson & Elkins, L.L.P., counsel to the Partnership ("Partnership Counsel"), or other counsel satisfactory to the Manager, dated and delivered the date of recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, the Time of Delivery, or promptly upon such request, as the case may be, in form and substance satisfactory to the Manager, of the same tenor as the opinions referred to in Section 6(b) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

          (m)  On the First Representation Date and on each Representation Date thereafter, the Partnership shall furnish or cause to be furnished forthwith to the Manager and to counsel to the Manager a written opinion of Hall, Estill, Hardwick, Gables, Golden & Nelson P.C., Oklahoma counsel to the Partnership ("Local Counsel"), or other counsel satisfactory to the Manager, dated and delivered the date of recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, the Time of Delivery, or promptly upon such request, as the case may be, in form and substance satisfactory to the Manager, of the same tenor as the opinions referred to in Section 6(c) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

          (n)   On the First Representation Date and on each Representation Date thereafter, Latham & Watkins LLP, counsel to the Manager, shall deliver a written opinion, dated and delivered the date of recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, the Time of Delivery, or promptly upon such request, as the case may be, in form and substance satisfactory to the Manager, of the same tenor as the opinions referred to in Section 6(d) of this Agreement but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

          (o)   On the First Representation Date on each Representation Date thereafter, the Partnership shall cause Deloitte & Touche LLP, or other independent accountants satisfactory to the Manager forthwith, to furnish the Manager a letter, dated the date of recommencement, effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, or the Time of Delivery, as the case may be, in form satisfactory to the Manager, of the same tenor as the letter referred to in Section 6(f) of this Agreement but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

          (p)   On the First Representation Date and on each Representation Date thereafter, if reasonably requested by the Manager, the Partnership will conduct a due diligence session, in form and substance satisfactory to the Manager, which shall include representatives of the management and the independent accountants of the Partnership. The Partnership shall cooperate timely with any reasonable due diligence request from or review conducted by the Manager or its agents from time to time in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and available documents and access to appropriate officers of MarkWest Energy GP and the Partnership's agents during regular business hours and at the Partnership's principal offices, and timely furnishing or causing to be furnished such certificates, letters and opinions from the Partnership, its officers and its agents, as the Manager may reasonably request.

          (q)   The Partnership consents to the Manager trading in the Common Units for the Manager's own account and for the account of its clients at the same time as sales of the Units occur pursuant to this Agreement or pursuant to a Terms Agreement.

          (r)   The Partnership will disclose in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, the number of Units sold through the Manager under this Agreement, the Net Proceeds to the Partnership and the compensation paid by the Partnership with respect to sales of Units pursuant to this Agreement during the relevant quarter.

          (s)   If to the knowledge of the Partnership, the conditions set forth in Section 6(a), 6(g) or 6(i) shall not be true and correct on the applicable Settlement Date, the Partnership will offer to any person who has agreed to purchase Units from the Partnership as the result of an offer to purchase solicited by the Manager the right to refuse to purchase and pay for such Units.

          (t)    Each acceptance by the Partnership of an offer to purchase the Units hereunder, and each execution and delivery by the Partnership of a Terms Agreement, shall be deemed to be an affirmation to the Manager that the representations and warranties of the Partnership contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Units relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed modified to incorporate the disclosures contained in the Registration Statement and the Prospectus as amended and supplemented relating to such Units).

          (u)   The Partnership shall ensure, prior to the instruction of the Manager to Sell Units that (i) the Partnership shall have obtained all necessary partnership authority for the offer and sale of such Units, (ii) there are at all times sufficient Common Units to provide for the issuance, free of any preemptive rights, of the maximum aggregate number of Units authorized for issuance by the Board pursuant to the terms of this Agreement. The Partnership will use its commercially reasonable efforts to cause the Units to be listed for trading on the NYSE and to maintain such listing.

          (v)   During any period when the delivery of a prospectus relating to the Units is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Act, the Partnership will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the regulations thereunder.

          (w)  The Partnership shall cooperate with the Manager and use its reasonable efforts to permit the Units to be eligible for clearance and settlement through the facilities of DTC.

          (x)   The Partnership will apply the Net Proceeds from the sale of the Units in the manner set forth in the Prospectus.

          (y)   The Partnership will make all filings with respect to the Units required to be filed by the Commission pursuant to Rule 424 within the applicable time period prescribed for such filing by Rule 424.

        5.    Payment of Expenses.

          (a)   The MarkWest Parties agree to pay the costs and expenses incident to the performance of their obligations under this Agreement, whether or not the transactions contemplated hereby are consummated, including without limitation: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Units; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Units, including any stamp or transfer taxes in connection with the original issuance and sale of the Units; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Units; (v) the registration of the Units under the Exchange Act and the listing of the Units on the NYSE; (vi) any registration or qualification of the Units for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Manager relating to such registration and qualification); (vii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. ("FINRA") (including filing fees and the reasonable fees and expenses of counsel for the Manager relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of the Partnership's representatives in connection with presentations to prospective purchasers of the Units; (ix) the fees and expenses of the Partnership's accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership; (x) the reasonable documented out-of-pocket expenses of the Manager, including the reasonable fees, disbursements and expenses of counsel for the Manager in connection with this Agreement and the Registration Statement and ongoing services in connection with the transactions contemplated hereunder; and (xi) all other costs and expenses incident to the performance by the MarkWest Parties of their obligations hereunder.

        6.    Conditions to the Obligations of the Manager.    The obligations of the Manager under this Agreement and any Terms Agreement shall be subject to (i) the accuracy of the representations and warranties on the part of the MarkWest Parties contained herein as of the Execution Time, each Representation Date, and as of each Applicable Time, Settlement Date and Time of Delivery, (ii) to the performance by the MarkWest Parties of their obligations hereunder and (iii) the following additional conditions:

          (a)   The Prospectus, and any supplement thereto, required by Rule 424 to be filed with the Commission have been filed in the manner and within the time period required by Rule 424(b) with respect to any sale of Units; any material required to be filed by the Partnership pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

          (b)   The Partnership shall have requested and caused Partnership Counsel, to furnish to the Manager, on every date specified in Section 4(l) of this Agreement, its opinion, dated as of such date and addressed to the Manager, to the effect that:

            (i)    the Registration Statement has become effective under the Act; any required filing of the Base Prospectus and the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement and the Prospectus (other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; and such counsel has no reason to believe that on the Effective

    Date the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date and on the Closing Date included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion);

            (ii)   such counsel has no reason to believe that the Disclosure Package, as amended or supplemented at the Execution Time or at any applicable date related to the delivery of such opinion, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion);

            (iii)  the Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Delaware LP Act with all necessary partnership power and authority to own or lease its properties and to conduct its business in all material respects as described in the Registration Statement, the Disclosure Package and the Prospectus. The Partnership is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of all applicable jurisdictions;

            (iv)  each of MarkWest Hydrocarbon, MarkWest Energy GP, the Operating Company, the Subsidiaries of the Partnership organized in Texas and the Subsidiaries of the Partnership organized in Delaware has been duly formed and is validly existing in good standing as a corporation or limited liability company under the DGCL, the Delaware LLC Act, and the TBOC, as applicable, with all necessary corporate or limited liability company power, as applicable, and authority to own or lease its properties and to conduct its business in all material respects as described in the Registration Statement, the Disclosure Package and the Prospectus. Each such entity is duly registered or qualified as a foreign corporation or limited liability company, as applicable, for the transaction of business under the laws of all applicable jurisdictions;

            (v)   MarkWest Energy GP is the sole general partner of the Partnership with all necessary limited liability company power and authority to act as the general partner of the Partnership;

            (vi)  Bright Star has been duly formed and is validly existing as a general partnership under the laws of the State of Texas with all necessary partnership power and authority to own or lease its properties and to conduct its business in all material respects as described in the Registration Statement, the Disclosure Package and the Prospectus;

            (vii) all outstanding Common Units and Class A Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act);

            (viii)  the Partnership's authorized equity capitalization is as set forth in the Disclosure Package and the Prospectus; the capital stock of the Partnership conforms to the description thereof contained in the Disclosure Package and the Prospectus; the outstanding Common Units have been duly and validly authorized and issued and are fully paid and nonassessable; the Units have been duly and validly authorized, and, when issued and delivered to and paid for by the Manager pursuant to this Agreement and any Terms Agreement, will be fully paid and nonassessable; the Units are duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the NYSE; the certificates for the Units are in valid and sufficient form; the holders of outstanding Common Units of the Partnership are not entitled to preemptive or other rights to subscribe for the Common Units; and, except as set forth in the Disclosure Package and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, Common Units or ownership interests in the Partnership are outstanding;

            (ix)  the issued and outstanding membership interests, general partner interests and capital stock, as applicable, of each of MarkWest Energy GP, the Operating Company, the Subsidiaries of the Partnership organized in Texas, the Subsidiaries of the Partnership organized in Delaware, MarkWest Hydrocarbon and Bright Star (i) have been duly authorized and validly issued in accordance with its Constituent Documents, (ii) are fully paid (to the extent required under the Constituent Agreements) and (iii) are non-assessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act, Sections 18-607 and 18-804 of the Delaware LLC Act or Section 101.206 of the TBOC);

            (x)   the Partnership directly or indirectly owns the general partner interests, membership interests and capital stock, as applicable, in the Subsidiaries in all material respects as described in the Disclosure Package and in the Prospectus, free and clear of all Liens (except Liens created by or arising under the Credit Agreement, the DGCL or the Delaware LLC Act) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership, MarkWest Hydrocarbon, the Operating Company, Liberty LLC, MarkWest Energy GP, MarkWest Energy Appalachia, L.L.C., a Delaware limited liability company, or MarkWest Utica Operating Company, L.L.C., a Delaware limited liability company, as debtor is on file in the office of the Secretary of State of the State of Delaware, (B) in respect of which a financing statement under the Uniform Commercial Code of the State of Texas naming MarkWest Pinnacle, L.L.C. as debtor is on file in the office of the Secretary of State of the State of Texas or (C) otherwise known to such counsel, without independent investigation;

            (xi)  each of the Constituent Documents, as applicable, to which any of the MarkWest Entities (other than Bright Star, Centrahoma Processing LLC, a Delaware limited liability company, MarkWest Liberty Midstream & Resources, L.L.C., a Delaware limited liability company, MarkWest Pioneer, L.L.C., a Delaware limited liability company, and Wirth Gathering) is a party has been duly authorized and validly executed and delivered by such entity that is a party thereto and, assuming due authorization, execution and delivery by each entity to such agreement other than such parties, each of the Constituent Documents (other than any Constituent Document governed by law other than Texas or Delaware law), as applicable, constitutes a valid and legally binding agreement of the MarkWest Entities that are parties thereto, enforceable against such entity in accordance with its respective terms, subject to (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to the fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing;

            (xii) the Partnership has all requisite power and authority to issue, sell and deliver the Units to be sold by it pursuant to this Agreement, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, the Disclosure Package and the Prospectus;

            (xiii)  To such counsel's knowledge, (A) there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending, threatened or contemplated to which any of the MarkWest Entities is or may be a party or to which any property of any of the MarkWest Entities is or may be subject that are required to be described in the Registration Statement, the Disclosure Package or the Prospectus that are not described as required by the Act and (B) there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Act; and the statements included in the Registration Statement, the Disclosure Package and the Prospectus under the captions "Summary—The Offering," "Description of Common Units," "Cash Distribution Policy," and "Partnership Agreement" insofar as they purport to constitute summaries of the terms of the Common Units (including the Units) are accurate summaries of the terms thereof in all material respects;

            (xiv) the statements included in the Registration Statement, the Disclosure Package and the Prospectus under the captions "Cash Distribution Policy," "Partnership Agreement," and "Investment in MarkWest Energy Partners by Employee Benefit Plans" insofar as they purport to constitute summaries of the terms of federal or Texas statutes, rules or regulations or the Delaware LP Act or the Delaware LLC Act, any legal and governmental proceedings or any contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects. The description of the federal statutes, rules and regulations set forth in the Partnership's annual report on Form 10-K for the year ended December 31, 2011 under "Business—Regulatory Matters" and "Business—Environmental Matters" constitute accurate summaries of the terms of such statutes, rules and regulations in all material respects;

            (xv) this Agreement and any applicable Terms Agreement have been duly authorized, validly executed and delivered by the MarkWest Parties;

            (xvi) none of the MarkWest Entities organized in Delaware or Texas is, nor after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Disclosure Package will any of such entities be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

            (xvii)  no permit, consent, approval, authorization, order, registration, filing or qualification ("consent") under the DGCL, Delaware LP Act, the Delaware LLC Act, the TBOC or other Texas law or federal law is required for the offering, issuance and sale by the Partnership of the Units to be sold by it pursuant to this Agreement, the execution, delivery and performance of this Agreement by the Partnership or the consummation by the Partnership of the transactions contemplated by this Agreement, except for such consents required under the Act, the Exchange Act or under state securities or "Blue Sky" laws, as to which such counsel expresses no opinion;

            (xviii)  neither the issue and sale of the Units, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of its property or assets pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument filed or incorporated by reference as an exhibit to the Partnership's annual report on Form 10-K for the year ended December 31, 2011, the Partnership's quarterly report on Form 10-Q for the period ended March 31, 2012, the Partnership's quarterly report on Form 10-Q for the period ended June 30, 2012, the Partnership's quarterly report on Form 10-Q for the period ended September 30, 2012, or any applicable current report on Form 8-K filed with the Commission after January 1, 2012, (B) result in any violation of the provisions of any Constituent Documents of the MarkWest Entities, as applicable, or (C) result in the violation of the DGCL, the Delaware LP Act, the Delaware LLC Act, the TBOC, other Texas law or federal law (provided that we express no opinion with respect to compliance with any state securities or federal or state antifraud law) or, to such counsel's knowledge, any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority known to us, except, in the case of clauses (A) and (C) above, for any such conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect; and

            (xix) except as described in the Disclosure Package and the Constituent Documents of the MarkWest Entities, as applicable, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restrictions upon the voting or transfer of, any shares of capital stock of or partnership or membership interest in the Partnership, MarkWest Energy GP or any of the Significant Subsidiaries, in each case pursuant to the Constituent Documents, as applicable, or, to such counsel's knowledge, any other agreement or instrument listed as an exhibit to the Registration Statement to which such entities are a party or by which any of them may be bound. To such counsel's knowledge and except as described in the Partnership Agreement, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership, other than as have been waived or deemed waived. To such counsel's knowledge, except as described in the Disclosure Package and the Prospectus, there are no outstanding options or warrants to purchase any partnership or membership interests in the Partnership, the Operating Company or any of the Significant Subsidiaries.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Delaware or the State of Texas or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Manager and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Partnership and public officials. References to the Prospectus in this paragraph (b) shall also include any supplements thereto at the Settlement Date.

          (c)   The Partnership shall have requested and caused Local Counsel to furnish to the Manager, on every date specified in Section 4(l) of this Agreement, its opinion, dated as of such date and addressed to the Manager, to the effect that:

            (i)    MarkWest Oklahoma Gas Company, L.L.C., an Oklahoma limited liability company ("Oklahoma LLC"), has been duly formed and is validly existing in good standing as a limited liability company under the Oklahoma LLC Act, with all necessary limited liability company power and authority to own or lease its properties owned or leased on the date hereof and to conduct its business in all material respects as described in each of the Registration Statement, the Disclosure Package and the Prospectus. The Oklahoma LLC is duly qualified or registered as a foreign limited liability company for the transaction of business under the laws of the State of Texas and no other jurisdiction;

            (ii)   the membership interests of the Oklahoma LLC are represented by units (the "Oklahoma LLC Membership Units"). The Oklahoma LLC Membership Units are not evidenced by separate certificates, but by the Oklahoma LLC Agreement and the books and records of the Oklahoma LLC required to be maintained by the Oklahoma LLC Act and the Oklahoma LLC Agreement. The Operating Company directly owns of record 100% of the issued and outstanding Oklahoma LLC Membership Units. The Oklahoma LLC Membership

    Units have been duly authorized and validly issued in accordance with the Oklahoma LLC Agreement and are fully paid (to the extent required under the Oklahoma LLC Agreement) and nonassessable (except as nonassessability may be affected by §2030 and §2031 of the Oklahoma LLC Act). The Operating Company owns the Oklahoma LLC Membership Units free and clear of all liens, encumbrances, security interests, charges or claims (a) in respect of which a financing statement under the Uniform Commercial Code of the State of Oklahoma naming the Operating Company as debtor is on file in the office of the County Clerk of Oklahoma County, Oklahoma, or in the office of the Secretary of State of the State of Oklahoma, or (b) otherwise known to us, without independent investigation, other than those (i) mentioned in the Registration Statement, the Disclosure Package or the Prospectus, (ii) created by or arising under the Oklahoma LLC Act, or (iii) arising under or identified in the Credit Agreement;

            (iii)  MarkWest McAlester, L.L.C., an Oklahoma limited liability company ("McAlester LLC") has been duly formed and is validly existing in good standing as a limited liability company under the Oklahoma LLC Act with all necessary limited liability company power and authority to own or lease its properties owned or leased on the date hereof and to conduct its business in all material respects as described in each of the Registration Statement, the Disclosure Package and the Prospectus. McAlester LLC is not qualified or registered as a foreign limited liability company in any jurisdiction.

            (iv)  the membership interests of McAlester LLC are represented by units (the "McAlester LLC Membership Units"). The McAlester LLC Membership Units are evidenced by separate certificates. The Oklahoma LLC directly owns of record 100% of the issued and outstanding McAlester LLC Membership Units. The McAlester LLC Membership Units have been duly authorized and validly issued in accordance with the McAlester LLC Agreement and are fully paid (to the extent required under the McAlester LLC Agreement) and nonassessable (except as nonassessability may be affected by §2030 and §2031 of the Oklahoma LLC Act). The Oklahoma LLC owns the McAlester LLC Membership Units free and clear of all liens, encumbrances, security interests, charges or claims (a) in respect of which a financing statement under the Uniform Commercial Code of the State of Oklahoma naming the Oklahoma LLC as debtor is on file in the office of the County Clerk of Oklahoma County, Oklahoma, or in the office of the Secretary of State of the State of Oklahoma, or (b) otherwise known to us, without independent investigation, other than those (i) mentioned in the Registration Statement, the Disclosure Package or the Prospectus, (ii) created by or arising under the Oklahoma LLC Act, or (iii) arising under or identified in the Credit Agreement;

            (v)   the Oklahoma LLC directly owns certain of the membership interests in Centrahoma LLC, which membership interests are free and clear of all liens, encumbrances, security interests, charges or claims (a) in respect of which a financing statement under the Uniform Commercial Code of the State of Oklahoma naming the Oklahoma LLC as debtor is on file in the office of the County Clerk of Oklahoma County, Oklahoma, or in the office of the Secretary of State of the State of Oklahoma, or (b) otherwise known to us, without independent investigation, other than those (i) mentioned in the Registration Statement, the Disclosure Package or the Prospectus, (ii) created by or arising under the Oklahoma LLC Act, or (iii) arising under or identified in the Credit Agreement;

            (vi)  except as described in the Disclosure Package and the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of any membership interests of the Oklahoma LLC or McAlester LLC pursuant to the Oklahoma LLC Agreement or the McAlester LLC Agreement, as applicable (except for the restrictions as to the transfer of membership interests of the Oklahoma LLC or McAlester LLC as set forth in the Oklahoma LLC Agreement or the McAlester LLC Agreement, as applicable), or any other agreement or instrument listed as an exhibit to the Registration Statement to which the Oklahoma LLC or McAlester LLC is expressly by name identified thereon as a party. To our knowledge, except as described in the Disclosure Package and the Prospectus, there are no outstanding options or warrants to purchase any membership interests in the Oklahoma LLC or McAlester LLC; and

            (vii) none of the offering, issuance and sale by the Partnership of the Units to be sold by the Partnership pursuant to this Agreement, the execution, delivery and performance of the this Agreement by the Partnership, and the consummation of the transactions contemplated by the this Agreement or any Terms Agreement (a) constitutes or will constitute a violation of the Oklahoma LLC Agreement or the McAlester LLC Agreement, (b) violates or will violate Oklahoma law, or (c) results or will result in the creation or imposition of any lien, charge or encumbrance upon the property or assets of the Oklahoma LLC or McAlester LLC, which violations or liens, in the case of clauses (b) or (c) would have, individually or in the aggregate, a material adverse effect on the business, financial condition or results of operation of the MarkWest Entities taken as a whole.

In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Partnership and public officials. References to the Prospectus in this paragraph (c) shall also include any supplements thereto at the Settlement Date.

          (d)   The Manager shall have received from Latham & Watkins LLP, counsel for the Manager, on every date specified in Section 4(n) of this Agreement, such opinion or opinions, dated as of such date and addressed to the Manager, with respect to the issuance and sale of the Units, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Manager may reasonably require, and the Partnership shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (e)   The Partnership shall have furnished or caused to be furnished to the Manager, on every date specified in Section 4(k) of this Agreement, a certificate of the Partnership, signed by the Chief Executive Officer or the President and the principal financial officer of the Partnership, dated as of such date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package and the Prospectus and any supplements or amendments thereto and this Agreement and that:

            (i)    Subject to the modification to incorporate the disclosures contained in the Registration Statement, the Disclosure Package and the Prospectus, in each case as amended or supplemented as of such date, the representations and warranties of the Partnership in this Agreement are true and correct on and as of such date with the same effect as if made on such date, other than those representations and warranties made as of a specific date as specified in this Agreement, and the Partnership has complied in all material respects (except with respect to agreements and conditions that are qualified by materiality, which shall be true and correct in all respects) with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date;

            (ii)   no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Partnership's knowledge, threatened; and

            (iii)  since the date of the most recent financial statements included in the Disclosure Package, there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Partnership and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus.

          (f)    The Partnership shall have requested and caused Deloitte & Touche LLP to have furnished to the Manager, on every date specified in Section 4(n) hereof and to the extent requested by the Manager in connection with any offering of the Units, letters (which may refer to letters previously delivered to the Manager), dated as of such date, in form and substance satisfactory to the Manager, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder and that they have performed a review of any unaudited interim financial information of the Partnership included or incorporated by reference in the Registration Statement and the Prospectus in accordance with Statement on Auditing Standards No. 100, containing other statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters.

          (g)   Since the respective dates as of which information is disclosed in the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise stated therein, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Partnership and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Manager, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

          (h)   Between the Execution Time and the time of any sale of Units through the Manager, there shall not have been any decrease in the rating of any of the Partnership's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

          (i)    FINRA shall not have raised any objection with respect to the fairness and reasonableness of the terms and arrangements under this Agreement.

          (j)    The Units shall have been listed and admitted and authorized for trading on the NYSE, and satisfactory evidence of such actions shall have been provided to the Manager.

          (k)   Prior to each Settlement Date and Time of Delivery, as applicable, the Partnership shall have furnished to the Manager such further information, certificates and documents as the Manager may reasonably request.

        If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Manager and counsel for the Manager, this Agreement and all obligations of the Manager hereunder may be canceled at, or at any time prior to, any Settlement Date or Time of Delivery, as applicable, by the Manager. Notice of such cancellation shall be given to the Partnership in writing or by telephone or facsimile confirmed in writing.

        The documents required to be delivered by this Section 6 shall be delivered at the office of Latham & Watkins LLP, counsel for the Manager, at 811 Main Street, Suite 3700, Houston, Texas 77002, on each such date as provided in this Agreement.

        7.    Indemnification and Contribution.

          (a)   The MarkWest Parties agree to indemnify and hold harmless the Manager, the directors, officers, employees and agents of the Manager, each affiliate of the Manager who has participated in the distribution of the Units, each broker dealer affiliate of the Manager and each other affiliate of the Manager with the meaning of Rule 405 under the Act and each person who controls the Manager within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement, the Prospectus, any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the MarkWest Parties will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Partnership by the Manager specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the MarkWest Parties may otherwise have.

          (b)   The Manager agrees to indemnify and hold harmless the MarkWest Parties, each of MarkWest Energy GP's directors, each of the officers of the MarkWest Parties who sign the Registration Statement, and each person who controls the Partnership within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the MarkWest Parties to the Manager, but only with reference to written information relating to the Manager furnished to the Partnership by the Manager specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which the Manager may otherwise have.

          (c)   Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

          (d)   In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the MarkWest Parties, jointly and severally, and the Manager agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively "Losses") to which the MarkWest Parties and the Manager may be subject in such proportion as is appropriate to reflect the relative benefits received by the MarkWest Parties on the one hand and by the Manager on the other from the offering of the Units; provided, however, that in no case shall the Manager be responsible for any amount in excess of the compensation as set forth in Section 3(a)(v) of this Agreement, as the case may be, applicable to the Units purchased by the Manager hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the MarkWest Parties, jointly and severally, and the Manager severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the MarkWest Parties on the one hand and of the Manager on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the MarkWest Parties shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by them, and benefits received by the Manager shall be deemed to be equal to the total compensation as set forth in Section 3(a)(v) of this Agreement, in each case as determined by this Agreement or any applicable Terms Agreement. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Partnership on the one hand or the Manager on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The MarkWest Parties and the Manager agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls the Manager within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of the Manager shall have the same rights to contribution as the Manager, and each person who controls the MarkWest Parties within the meaning of either the Act or the Exchange Act, each officer of either of the MarkWest Parties who shall have signed the Registration Statement and each director of MarkWest Energy GP shall have the same rights to contribution as the MarkWest Parties, subject in each case to the applicable terms and conditions of this paragraph (d).

        8.    Termination.

          (a)   The MarkWest Parties shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Units in their sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if Units have been sold through the Manager for the Partnership, then Section 4(t) shall remain in full force and effect, (ii) with respect to any pending sale, through the Manager for the Partnership, the obligations of the MarkWest Parties, including in respect of compensation of the Manager, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Sections 5, 7, 9, 10, 11, 12 and 14 of this Agreement shall remain in full force and effect notwithstanding such termination.

          (b)   The Manager shall have the right, by giving written notice as hereinafter specified, to terminate its own obligations under the provisions of this Agreement relating to the solicitation of offers to purchase the Units in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 5, 7, 9, 10, 11, 12 and 14 of this Agreement shall remain in full force and effect notwithstanding such termination.

          (c)   This Agreement shall remain in full force and effect unless terminated pursuant to Sections 8(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 2, 5, 7 and 9 shall remain in full force and effect.

          (d)   Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Manager or the MarkWest Parties, as the case may be. If such termination shall occur prior to the Settlement Date or Time of Delivery for any sale of the Units, such sale shall settle in accordance with the provisions of Section 3(a)(vii) of this Agreement.

          (e)   In the case of any purchase of Units by the Manager pursuant to a Terms Agreement, the obligations of the Manager pursuant to such Terms Agreement shall be subject to termination, in the absolute discretion of the Manager, by notice given to the Partnership prior to the Time of Delivery relating to such Units, if at any time prior to such delivery and payment (i) trading in the Partnership's Common Units shall have been suspended by the Commission or trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Manager, impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Prospectus (exclusive of any amendment or supplement thereto).

        9.    Representations and Indemnities to Survive.    The respective agreements, representations, warranties, indemnities and other statements of the MarkWest Parties or MarkWest Energy GP's officers, on behalf of the Partnership or the Operating Company, as the case may be, and of the Manager set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by the Manager or the MarkWest Parties or any of the officers, directors, employees, agents or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Units.

        10.    Notices.    All communications hereunder will be in writing and effective only on receipt, and, if sent to the Manager, will be mailed, transmitted electronically, delivered or telefaxed to the Citigroup Global Markets Inc. (fax no.: (212) 816-7912) and confirmed to Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; or, if sent to the MarkWest Parties, will be mailed, delivered or telefaxed to MarkWest Energy Partners, L.P. (fax no.: (303) 925-9308) and confirmed to it at 1515 Arapahoe Street, Tower 1, Suite 1600, Denver, Colorado, 80202-2126, Attention: Nancy K. Buese, with a copy to MarkWest Energy Partners, L.P. (fax no.: (303) 925-9308) and confirmed to it at 1515 Arapahoe Street, Tower 1, Suite 1600, Denver, Colorado, 80202-2126, Attention: C. Corwin Bromley.

        11.    Successors.    This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

        12.    No Fiduciary Duty.    The MarkWest Parties hereby acknowledge that (a) the purchase and sale of the Units pursuant to this Agreement is an arm's-length commercial transaction between the Partnership, on the one hand, and the Manager and any affiliate through which it may be acting, on the other, (b) the Manager is acting solely as sales agent and/or principal in connection with the purchase and sale of the Partnership's securities and not as a fiduciary of the Partnership and (c) the Partnership's engagement of the Manager in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the MarkWest Parties agree that the Partnership is solely responsible for making its own judgments in connection with the offering (irrespective of whether the Manager has advised or is currently advising the Partnership on related or other matters). The MarkWest Parties agree that the Partnership will not claim that the Manager has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Partnership, in connection with such transaction or the process leading thereto.

        13.    Integration.    This Agreement and any Terms Agreement supersede all prior agreements and understandings (whether written or oral) between the MarkWest Parties and the Manager with respect to the subject matter hereof.

        14.    Applicable Law.    This Agreement and any Terms Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

        15.    Waiver of Jury Trial.    The MarkWest Parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, any Terms Agreement or the transactions contemplated hereby or thereby.

        16.    Counterparts.    This Agreement and any Terms Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

        17.    Headings.    The section headings used in this Agreement and any Terms Agreement are for convenience only and shall not affect the construction hereof.

        18.    Amendments; Waivers.    This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

        19.    Definitions.    The terms that follow, when used in this Agreement and any Terms Agreement, shall have the meanings indicated.

          "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Applicable Time" shall mean, with respect to any Units, the time of sale of such Units pursuant to this Agreement or any relevant Terms Agreement.

          "Base Prospectus" shall mean the base prospectus referred to in Section 2(a) above contained in the Registration Statement at the Execution Time.

          "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

          "Commission" shall mean the Securities and Exchange Commission.

          "Disclosure Package" shall mean (i) the Base Prospectus, (ii) the Prospectus Supplement, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule I hereto, (iv) the public offering price of Units sold at the relevant Applicable Time and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

          "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

          "Free Writing Prospectus" shall mean a free writing prospectus, as defined in Rule 405.

          "Interim Prospectus Supplement" shall mean the prospectus supplement relating to the Units prepared and filed pursuant to Rule 424(b) from time to time as provided by Section 4(y) of this Agreement.

          "Issuer Free Writing Prospectus" shall mean an issuer free writing prospectus, as defined in Rule 433.

          "Prospectus" shall mean the Base Prospectus, as supplemented by the Prospectus Supplement and the most recently filed Interim Prospectus Supplement (if any).

          "Prospectus Supplement" shall mean the most recent prospectus supplement relating to the Units that was first filed pursuant to Rule 424(b) at or prior to the Execution Time.

          "Registration Statement" shall mean the registration statement referred to in Section 2(a) above, including exhibits and financial statements and any prospectus supplement relating to the Units that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

          "Rule 158", "Rule 163", "Rule 164", "Rule 172", "Rule 405", "Rule 415", "Rule 424", "Rule 430B", "Rule 433" and "Rule 462" refer to such rules under the Act.

          "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Partnership and the Manager.

Very truly yours,
MARKWEST ENERGY PARTNERS, L.P.
By:	MarkWest Energy GP, L.L.C., its general partner
By:	/s/ NANCY K. BUESE Name: Nancy K. Buese Title: Senior Vice President and Chief Financial Officer
MARKWEST ENERGY OPERATING COMPANY, L.L.C.
By:	MarkWest Energy Partners, L.P., its managing member
By:	MarkWest Energy GP, L.L.C., its general partner
By:	/s/ NANCY K. BUESE Name: Nancy K. Buese Title: Senior Vice President and Chief Financial Officer

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.
Citigroup Global Markets Inc.
By:	Citigroup Global Markets Inc.
By:	/s/ MATTHEW HARTMANN Name: Matthew Hartmann Title: Vice President

SCHEDULE I

Schedule of Free Writing Prospectuses included in the Disclosure Package

        [None.]

[Form of Terms Agreement]	ANNEX I

MARKWEST ENERGY PARTNERS, L.P.

Common Units

TERMS AGREEMENT

                        , 20

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York, 10013

Dear Sirs:

        MarkWest Energy Partners, L.P. (the "Partnership") and MarkWest Energy Operating Company, L.L.C. (the "Operating Company"), propose, subject to the terms and conditions stated herein and in the Equity Distribution Agreement, dated November 7, 2012 (the "Equity Distribution Agreement"), among the Partnership, the Operating Company and Citigroup Global Markets Inc., that the Partnership issue and sell to Citigroup Global Markets Inc. the securities specified in Schedule I hereto (the "Purchased Units")[, and, solely for the purpose of covering over-allotments, to grant to Citigroup Global Markets Inc. the option to purchase the additional securities specified in Schedule I hereto (the "Additional Units")].

        [Citigroup Global Markets Inc. shall have the right to purchase from the Partnership all or a portion of the Additional Units as may be necessary to cover over-allotments made in connection with the offering of the Purchased Units, at the same purchase price per common unit to be paid by Citigroup Global Markets Inc. to the Partnership for the Purchased Units. This option may be exercised by Citigroup Global Markets Inc. at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Partnership. Such notice shall set forth the aggregate number of Additional Units as to which the option is being exercised, and the date and time when the Additional Units are to be delivered (such date and time being herein referred to as the "Option Closing Date"); provided, however, that the Option Closing Date shall not be earlier than the Time of Delivery (as set forth in Schedule I hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Units shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Purchased Units.]

        Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by Citigroup Global Markets Inc., as agent of the Partnership, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement, the Time of Delivery [and any Option Closing Date], except that each representation and warranty in Section 2 of the Equity Distribution Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Equity Distribution Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement, the Time of Delivery [and any Option Closing Date] in relation to the Prospectus as amended and supplemented to relate to the Purchased Units.

        An amendment to the Registration Statement (as defined in the Equity Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Units [and the Additional Units], in the form heretofore delivered to the Manager is now proposed to be filed with the Securities and Exchange Commission.

        Subject to the terms and conditions set forth herein and in the Equity Distribution Agreement which are incorporated herein by reference, the Partnership agrees to issue and sell to Citigroup Global Markets Inc. and the latter agrees to purchase from the Partnership the number of Purchased Units and [Additional Units] at the time and place and at the purchase price set forth in Schedule I hereto.

[Signature page follows]

        If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Manager and the Partnership.

MARKWEST ENERGY PARTNERS, L.P.
By:	MarkWest Energy GP, L.L.C., its general partner
By:	Name: Title:
MARKWEST ENERGY OPERATING COMPANY, L.L.C.
By:	Name: Title:

ACCEPTED as of the date first written above.
Citigroup Global Markets Inc.
By:	Name: Title:

Schedule I to the Terms Agreement

Title of Purchased Units [and Additional Units]:

  Common Units representing limited partnership interests

Number of Purchased Units:

[Number of Additional Units:]

Price to Public:

Purchase Price by Citigroup Global Markets Inc.:

Method of and Specified Funds for Payment of Purchase Price:

  By wire transfer to a bank account specified by the Partnership in same day funds.

Method of Delivery:

  Free delivery of the Units to the Manager's account at The Depository Trust Company in return for payment of the Purchase Price.

Time of Delivery:

Closing Location:

Documents to be Delivered:

  The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to the closing at the Time of Delivery [and on any Option Closing Date] :

    (1)
    The opinion referred to in Section 4(l).

    (2)
    The opinion referred to in Section 4(m).

    (3)
    The opinion referred to in Section 4(n).

    (4)
    The accountants' letter referred to in Section 4(o).

    (5)
    The officers' certificate referred to in Section 4(k).

    (6)
    Such other documents as the Manager shall reasonably request.

QuickLinks

  Exhibit 1.1
EQUITY DISTRIBUTION AGREEMENT